                                                                    EXHIBIT 99.1


             [KINDER MORGAN ENERGY PARTNERS, L.P. LOGO APPEARS HERE]


Larry Pierce                                          Irene Twardowski Broussard
Media Relations                                       Investor Relations
(713) 369-9407                                        (713) 369-9490
                                                      www.kindermorgan.com


                  KINDER MORGAN ENERGY PARTNERS REPORTS RECORD
                      QUARTER AND ANNOUNCES 2 FOR 1 SPLIT;
                $1.05 QUARTERLY DISTRIBUTION 24% HIGHER THAN 2000

         HOUSTON, July 18, 2001 - Kinder Morgan Energy Partners, L.P. (NYSE:
KMP) today announced strong second quarter results. "We had a record quarter, with each business segment producing substantially increased cash flow and earnings compared to last year," said Richard D. Kinder, chairman and CEO of KMP. "Our results reflect both excellent internal growth and outstanding performance by recently acquired pipeline and terminal assets. We remain confident that we will be able to increase the distribution to unitholders later this year to an annualized rate of at least $4.40 per unit. Additionally, after reviewing our superb performance and future prospects, KMP has declared a two-for-one split of KMP's common units."

         KMP declared its second quarter distribution of $1.05 (an annualized rate of $4.20) per unit payable on Aug. 14, 2001 to unitholders of record as of July 31, 2001. The distribution is 24 percent higher than the distribution of $0.85 per unit paid for the second quarter of 2000.

         The common unit split will take place in the form of a one common unit distribution for each common unit outstanding, with units to be distributed on Aug. 31, 2001 to holders of record as of Aug. 17, 2001. This is the second time that KMP has split the units since its formation in February of 1997. Since then, KMP has returned over 580 percent to its unitholders.

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KMP-Q2 EARNINGS                                                           PAGE 2


         KMP reported record quarterly net income of $104.2 million, or $0.72 per unit, versus $71.8 million, or $0.70 per unit, in the second quarter a year ago.

         The Product Pipelines segment delivered a 57 percent increase in earnings before DD&A of $101.8 million in the second quarter, compared to $65.0 million during the same period a year ago. Segment earnings were bolstered by the additions of the West Coast liquids terminals, the CALNEV Pipeline, the Central Florida Pipeline Company and KMP's 35 percent interest in the Cochin Pipeline System. The largest pipeline in this segment - Pacific Operations - which transports gasoline, jet fuel and diesel fuel on the West Coast, realized delivery volume growth of 4.5 percent.

         The Natural Gas Pipelines segment produced segment earnings before DD&A of $39.6 million, a 24 percent increase over the $31.8 million reported in the second quarter of 2000. This increase primarily reflected strong earnings growth from Red Cedar Gathering Company and the inclusion of additional gas assets that were transferred from Kinder Morgan, Inc. (NYSE: KMI) to KMP at the end of 2000. "Adding Kinder Morgan Texas Pipeline to this segment has made our gas pipeline business more seasonal, shifting more of the segment's income to the first and fourth quarters," Kinder explained. "For this reason, the year-to-date increase of 56 percent in segment earnings before DD&A is more representative than a second quarter comparison."

         The CO2 Pipelines segment delivered second quarter earnings before DD&A of $28.6 million, 21 percent higher than the $23.7 million reported in the same period a year ago. The increase was primarily attributable to demand growth, as evidenced by a 3 percent increase in volumes, and to the contribution from a recent joint-venture with Marathon. "Interest in CO2 flooding has increased, and we are continuing to execute new contracts by aggressively marketing our expertise and educating potential customers," Kinder said.

         Bulk Terminals, comprised of over 30 terminals that transload coal, petroleum coke and other aggregates, reported a 34 percent increase in segment income before DD&A to $17.0 million, compared to $12.7 million in the second quarter of 2000.

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
KMP-Q2 EARNINGS                                                           PAGE 3


         Earnings growth in this segment was spearheaded by strong performances at the Grand Rivers and Cora coal terminals in Kentucky and Illinois, respectively; the addition of a second dock at the Shipyard River Terminal in Charleston, S.C., which handles both dry-bulk and liquids products; and earnings that exceeded expectations at Delta Terminals, two liquids terminals in New Orleans, La. and Cincinnati, Ohio, which were acquired by KMP in December of 2000.

         The Liquids Terminals business segment includes five larger terminals acquired earlier this year that are not associated with KMP's existing product pipelines. Located in New York harbor, Chicago, Philadelphia and Houston, these terminals store and transfer both petroleum products and chemicals. Second quarter earnings before DD&A were $21.4 million, higher than anticipated at the time of the acquisition.

        "We recently combined our bulk terminals and liquids terminals business units into a new segment under one management team," Kinder said. "The reorganization should enhance our ability to cross-sell services to national customers and to acquire facilities that have both liquid and bulk operations." Beginning in the third quarter, KMP will report the combined operations in the "Terminals" segment.

         Other accomplishments in the quarter included:

            o Acquisitions - A $44 million cash acquisition of four bulk terminals from Koninklijke Vopak N.V. (Royal Vopak) of The Netherlands. The terminals are located in Florida and Virginia. KMP also acquired an additional 2.3 percent ownership interest in the Cochin Pipeline System from Shell Canada Limited, increasing its stake in the natural gas liquids pipeline to approximately 35 percent. Both acquisitions are expected to be immediately accretive to cash available for distribution to unitholders.

            o Expansion Projects - A $25 million expansion of Kinder Morgan CO2 Company's carbon dioxide project in the SACROC Unit in Scurry County of west Texas. The project is expected to increase deliveries of CO2 by 80 percent to SACROC, which still has significant undeveloped CO2 flood reserves. KMP also began a $9 million expansion project of the CALNEV pipeline, which transports gasoline, jet fuel and diesel fuel to the rapidly growing Las Vegas, Nev. market. This project will bolster the jet fuel supply to McCarran International Airport. Both projects will be immediately accretive to KMP's cash flow upon completion.

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
KMP-Q2 EARNINGS                                                           PAGE 4


            o A new pipeline will be jointly developed with independent power company Calpine Corporation, subject to finalization of customer throughput agreements and obtaining necessary regulatory approvals. As proposed, the Sonoran Pipeline will be a 1,160-mile, high-pressure interstate natural gas pipeline from the San Juan Basin in northern New Mexico to markets in California. The project will provide much needed natural gas transportation capacity to California to serve rapidly growing electric generation demand.

            o A highly successful equity offering through Kinder Morgan Management, LLC (NYSE: KMR) which raised approximately $1 billion. This enabled KMP to reduce its debt-to-capital ratio to its targeted level of approximately 40 percent.

         Shareholders of KMR will receive a distribution in the form of additional KMR shares based on the $1.05 distribution per unit declared by KMP. This distribution is payable on Aug. 14, 2001 to shareholders of record as of July 31, 2001. The number of shares distributed will be calculated by dividing $1.05 by the average of KMR's closing market prices from July 13-26, 2001. KMR's only significant assets are the partnership units it owns in KMP, and KMR's shareholders receive share distributions equivalent in value to the cash distributions received by KMP's common unitholders. KMR's board of directors also declared a two-for-one split for KMR's shares. The share split will take place in the form of a one share distribution on each share outstanding, with shares to be distributed on Aug. 31, 2001 to holders of record as of Aug. 17, 2001.
                  Kinder Morgan Energy Partners, L. P. is the nation's largest pipeline master limited partnership with an enterprise value of approximately $8 billion. It owns and operates one of the largest product pipeline and terminal systems in the country. In addition, it is a major transporter of natural gas, operating more than 10,000 miles of pipeline; is the nation's leading provider of CO2 for use in enhanced oil recovery projects; and is one of the largest operators of bulk terminals, with over 30 facilities that transload more than 50 million tons of coal, petroleum coke and other products annually.

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
KMP-Q2 EARNINGS                                                           PAGE 5


         The general partner of KMP is owned by Kinder Morgan, Inc. (NYSE: KMI), one of the largest midstream energy companies in America, operating more than 30,000 miles of natural gas and product pipelines. KMI also has significant retail distribution, electric generation and terminal assets. Combined, the two companies have an enterprise value of more than $17 billion.

PLEASE JOIN US AT 5 P.M. EASTERN TIME ON WEDNESDAY, JULY 18, AT www.kindermorgan.com FOR A LIVE WEBCAST CONFERENCE CALL.

         This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Kinder Morgan believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Kinder Morgan's Form 10-K and 10-Q as filed with the Securities and Exchange Commission.

                                      # # #

              KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                                   (Unaudited)
                     (in thousands except per unit amounts)




                                                          THREE MOS. ENDED JUNE 30                   SIX MOS. ENDED JUNE 30
                                                     ----------------------------------   -----------------------------------
                                                           2001              2000              2001               2000
                                                     -----------------  ---------------   ----------------   ----------------
Revenues                                                    $ 735,755         $193,758         $1,764,400          $ 351,116
                                                     -----------------  ---------------   ----------------   ----------------

Costs and Expenses
  Operating Expenses                                          527,731           72,022          1,345,692            127,054
  Depreciation and amortization                                35,948           19,904             66,023             38,749
  General and administrative                                   18,016           15,380             46,601             29,703
  Taxes, other than income taxes                               15,464            6,476             29,137             12,573
                                                     -----------------  ---------------   ----------------   ----------------
                                                              597,159          113,782          1,487,453            208,079
                                                     -----------------  ---------------   ----------------   ----------------
Operating Income                                              138,596           79,976            276,947            143,037

Other Income/(Expense)
  Earnings from equity investments                             21,147           17,362             42,350             32,179
  Amortization of excess cost of equity investments            (2,253)          (2,174)            (4,506)            (3,847)
  Interest expense                                            (46,677)         (22,760)           (97,714)           (43,852)
  Other                                                           725            4,795              2,229             13,680
  Minority interest                                            (2,633)          (2,091)            (5,635)            (3,769)
                                                     -----------------  ---------------   ----------------   ----------------
Income before income taxes                                    108,905           75,108            213,671            137,428
Income tax (expense)/benefit                                   (4,679)          (3,298)            (7,778)            (6,059)
                                                     -----------------  ---------------   ----------------   ----------------
Net Income                                                  $ 104,226         $ 71,810          $ 205,893          $ 131,369
                                                     =================  ===============   ================   ================


CALCULATION OF LIMITED PARTNERS'
INTEREST IN NET INCOME:
  Net Income                                                $ 104,226         $ 71,810          $ 205,893          $ 131,369
    Less: General Partner's interest in
      Net Income                                              (50,606)         (27,003)           (92,228)           (49,260)
                                                     -----------------  ---------------   ----------------   ----------------
  Limited Partners' Net Income                               $ 53,620         $ 44,807          $ 113,665           $ 82,109
                                                     =================  ===============   ================   ================


CALCULATION PER LIMITED PARTNER UNIT
(FULLY DILUTED):
  Net Income/(Loss) per unit                                   $ 0.72           $ 0.70             $ 1.60             $ 1.33
                                                     =================  ===============   ================   ================


  Number of Units Used in Computation                          74,843           64,088             71,246             61,818
                                                     =================  ===============   ================   ================

ADDITIONAL PER UNIT INFORMATION:
--------------------------------

  Depreciation and amortization                                 $0.51            $0.34              $0.99              $0.69
                                                                =====            =====              =====              =====
  Sustaining capital expenditures                               $0.18            $0.17              $0.43              $0.24
                                                                =====            =====              =====              =====
  Declared distribution                                         $1.05            $0.85              $2.10              $1.63
                                                                =====            =====              =====              =====

              KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
                    EARNINGS CONTRIBUTION BY BUSINESS SEGMENT
                                   (Unaudited)
                                 (in thousands)



                                                   THREE MOS. ENDED JUNE 30                   SIX MOS. ENDED JUNE 30
                                                 ---------------------------------   -----------------------------------
                                                      2001              2000              2001               2000
                                                 ----------------  ---------------   ----------------   ----------------
SEGMENT EARNINGS BEFORE DD&A:
  Product Pipelines                                   $ 101,788         $ 64,969           $ 187,581         $ 129,730
  Natural Gas Pipelines                                  39,564           31,808             105,838            67,882
  CO2 Pipelines                                          28,622           23,719              56,210            27,309
  Bulk Terminals                                         16,991           12,660              32,325            24,431
  Liquids Terminals                                      21,386                -              41,786                 -

SEGMENT EARNINGS CONTRIBUTION:
  Product Pipelines                                   $  84,096         $ 53,566           $ 153,944         $ 106,973
  Natural Gas Pipelines                                  31,974           26,531              90,646            55,670
  CO2 Pipelines                                          23,753           20,601              47,215            24,188
  Bulk Terminals                                         13,452           10,380              25,700            19,925
  Liquids Terminals                                      16,875                -              35,706                 -
  General and Administrative                            (18,016)         (15,380)            (46,601)          (29,703)
  Net Debt Costs (Includes Interest Income)             (45,275)         (21,797)            (95,082)          (41,915)
  Less: Minority Interest                                (2,633)          (2,091)             (5,635)           (3,769)
                                                 ----------------  ---------------   ----------------   ----------------
         Net income                                   $ 104,226         $ 71,810           $ 205,893         $ 131,369
                                                 ================  ===============   ================   ================


                                VOLUME HIGHLIGHTS


                                                     THREE MOS. ENDED JUNE 30              SIX MOS. ENDED JUNE 30
                                                 ---------------------------------   -----------------------------------
                                                      2001              2000              2001               2000
                                                 ----------------  ---------------   ----------------   ----------------
PRODUCT PIPELINES
  Delivery Volumes (MBbl)(1)                             197,973          192,926            369,943            357,562

NATURAL GAS PIPELINES
  Transport Volumes (Bcf)(2)                               108.3            112.8              217.4              220.6

CO2 PIPELINES
  Delivery Volumes (Bcf)(3)                                 93.2             90.7              191.9              185.0

BULK TERMINALS
  Transload Tonnage (Mtons)(4)                            12,399           10,116             24,079             21,157

LIQUIDS TERMINALS
  Throughput Volumes (MBbl)(5)                           125,580          105,502            233,823            208,265


(1) Includes Pacific, Plantation, North System, Calnev, Central Florida, Cypress and Heartland. 2000 information for comparative purposes only.

(2) Includes KMIGT and Trailblazer.

(3) Includes Cortez, Central Basin and CRC pipeline volumes. 2000 information for comparative purposes only.

(4) Includes Cora, Grand Rivers and KMBT aggregate terminals.

(5) Includes 5 terminals in Houston, New Jersey, Chicago and Philadelphia. 2000 information for comparative purposes only.



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